Exhibit 99.1

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED

FINANCIAL STATEMENTS

The following unaudited pro forma condensed consolidated financial statements are based upon the historical financial statements of Merge Healthcare Incorporated (“Merge Healthcare”) and etrials Worldwide, Inc. (“etrials”) after giving effect to Merge Healthcare’s acquisition of all of the issued and outstanding shares of etrials.  The acquisition is structured as a two-step transaction, consisting of a tender offer (“Offer”) and a follow-on merger.  The acquisition of etrials will create an organization capable of providing clinical trial sponsors and contract research organizations (“CROs”) comprehensive and configurable solutions that include both critical imaging technologies and proven eClinical capabilities.  The Offer is the first step in Merge Healthcare’s plan to acquire all of the outstanding shares of etrials (“Shares”).  Under the terms of the Offer, each etrials stockholder may elect to receive, for each outstanding Share validly tendered, (i) $0.80 in cash, without interest, plus (ii) 0.3448 shares of Merge Healthcare Common Stock.  Promptly after completion of the Offer, Merge Healthcare consummated a merger of Offeror with and into etrials, with etrials surviving the merger.  The purpose of the merger is for Merge Healthcare to acquire all Shares not acquired in the Offer.  After the merger, the surviving corporation will be a wholly-owned subsidiary of Merge Healthcare and the former etrials stockholders will no longer have any direct ownership interest in the Surviving Corporation.  The acquisition was accounted for as a business combination using the acquisition method with Merge Healthcare identified as the acquirer.  On July 20, 2009, the acquisition of etrials was completed for total transaction consideration of $25.1 million.

The unaudited pro forma condensed consolidated balance sheet as of June 30, 2009 is presented as if the acquisition of etrials occurred on June 30, 2009.  The unaudited pro forma condensed consolidated statements of operations for the six months ended June 30, 2009 and the fiscal year ended December 31, 2008 are presented as if the acquisition of etrials had taken place on January 1, 2008 and was carried forward through to June 30, 2009 and December 31, 2008, respectively.

Merge Healthcare has not completed the detailed valuation analyses necessary to arrive at the final estimates of the fair market value of the assets to be acquired and the liabilities to be assumed in connection with the acquisition of etrials.  The preliminary allocation of the purchase price of the acquisition (“preliminary PPA”) used in these unaudited pro forma condensed consolidated financial statements is based upon Merge Healthcare’s preliminary estimates at the date of preparation of these pro forma financial statements.  As a result of the finalization of this allocation after the acquisition’s final completion (“final PPA”), Merge Healthcare expects to make adjustments to the preliminary PPA, some of which could be material.  Differences between the preliminary PPA and the final PPA could have a material impact on Merge Healthcare’s pro forma results of operations.  Actual allocations will be based on the final appraisals of fair value of, among other things, identifiable net tangible and intangible assets and tax-related assets and liabilities, at the acquisition date.

The unaudited pro forma condensed consolidated financial statements are provided for informational purposes only and are not intended to represent or be indicative of the consolidated results of operations or financial position of Merge Healthcare that would have been recorded had the acquisition of etrials been completed as of the dates presented, and should not be taken as representative of future results of operations or financial position of the company.  The unaudited pro forma condensed consolidated statements of operations do not reflect the impact of any potential operational efficiencies, cost savings or economies of scale that Merge Healthcare may achieve with respect to the combined operations of Merge Healthcare and etrials and do not include costs directly attributable to the transaction that were not incurred as of June 30, 2009.  Based upon information available at the date of preparation of the pro forma financial statements, these costs are estimated to be $1.0 million.  The pro forma statements of operations also include adjustments to eliminate $1.8 million of non-recurring expenses related to the transaction incurred as of June 30, 2009.

The unaudited pro forma condensed consolidated financial statements should be read in conjunction with the historical consolidated financial statements and accompanying notes contained in Merge Healthcare’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008, Merge Healthcare’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2009 and etrials Annual Report on Form 10-K for the fiscal year ended December 31, 2008 as well as the etrials’ information for the six months ended June 30, 2009 and accompanying notes included in this Current Report on Form 8-K.

Unless otherwise indicated all amounts included herein are in expressed in thousands of U.S. dollars.

Merge Healthcare Incorporated
Unaudited Pro Forma Condensed Consolidated Balance Sheet
As of June 30, 2009
(In thousands except for share data)

	Historical
	Merge	Historical			Pro Forma		Pro Forma
	Healthcare	etrials	Reclassifications		Adjustments		Combined
ASSETS	(unaudited)	(unaudited)	(Note 3)		(Note 3)
Current assets:
Cash and cash equivalents	$19,967	$5,660	$-		$(11,940	) (F)	$13,687
Accounts receivable, net of allowance for doubtful accounts and sales returns	14,191	3,375	(1,276	)(A)	-		16,290
Inventory	169	136	-		-		305
Prepaid expenses	1,349	350	-		-		1,699
Deferred income taxes	217	-	-		-		217
Other current assets	1,166	10	1,276	(A)	-		2,452
Total current assets	37,059	9,531	-		(11,940)		34,650
Net property and equipment	1,599	1,865	(621	)(B)	-		2,843
Purchased and developed software, net of accumulated amortization	4,770	-	621	(B)	2,479	(G)	7,870
Customer relationships, net of accumulated amortization	2,057	-	-		150	(H)	2,207
Goodwill	1,770	-	-		16,336	(I)	18,106
Deferred income taxes	4,585	-	-		-		4,585
Investments	1,971	-	-		-		1,971
Other assets	50	120	-		550	(J)	720
Total assets	$53,861	$11,516	$-		$7,575		$72,952

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
Accounts payable	$3,351	$267	$-		$-		$3,618
Accrued wages	1,663	590	-		-		2,253
Restructuring accrual	549	-	-		-		549
Bank line of credit and other short-term borrowings	14,489	1,717	-		(1,717	) (K)	14,489
Other accrued liabilities	2,333	998	-		-		3,331
Deferred revenue	12,591	952	-		-		13,543
Total current liabilities	34,976	4,524	-		(1,717)		37,783
Note payable	-	74	-		(74	) (K)	-
Deferred income taxes	39	-	-		1,330	(L)	1,369
Deferred revenue	375	-	-		-		375
Income taxes payable	5,449	-	-		-		5,449
Other	122	25	-		-		147
Total liabilities	40,961	4,623	-		(461)		45,123
Shareholders' equity:
Preferred Stock	-	-	-		-		-
Common stock	563	1	-		38	(M)	602
Common stock subscribed	26	-	-		-		26
Additional paid-in capital	466,023	56,441	-		(40,551	) (N)	481,913
Accumulated deficit	(455,353)	(49,549)	-		48,549	(O)	(456,353)
Accumulated other comprehensive income	1,641	-	-		-		1,641
Total shareholders' equity	12,900	6,893	-		8,036		27,829
Total liabilities and shareholders' equity	$53,861	$11,516	$-		$7,575		$72,952

Merge Healthcare Incorporated
Unaudited Pro Forma Condensed Consolidated Statement of Operations
For the Six Month Period Ended June 30, 2009
(In thousands except for share data)

	Historical
	Merge	Historical			Pro Forma		Pro Forma
	Healthcare	etrials	Reclassifications		Adjustments		Combined
	(unaudited)	(unaudited)	(Note 3)		(Note 3)
Net sales:
Software and other	$17,704	$-	$-		$-		$17,704
Services and maintenance	12,958	6,492	-		-		19,450
Total net sales	30,662	6,492	-		-		37,154
Cost of sales:
Software and other	2,110	-	-		-		2,110
Services and maintenance	4,523	3,904	-		(10	) (P)	8,417
Amortization	1,273	-	122	(C)	128	(Q)	1,523
Total cost of sales	7,906	3,904	122		118		12,050
Gross margin	22,756	2,588	(122)		(118)		25,104
Operating costs and expenses:
Sales and marketing	3,498	1,647	(63	)(C)	(16	) (P)	5,066
Product research and development	4,814	881	(188	)(C)	12	(P)	5,519
General and administrative	5,356	3,834	(1,496	)(C)(D)	(58	) (P)	7,636
Acquisition-related expenses	339	-	1,459	(D)	(1,783	) (R)	15
Depreciation and amortization	1,094	-	166	(C)	15	(S)	1,275
Total operating costs and expenses	15,101	6,362	(122)		(1,830)		19,511
Operating income (loss)	7,655	(3,774)	-		1,712		5,593
Other income (expense):
Interest expense	(1,529)	(37)	-		37	(T)	(1,529)
Interest income	24	39	-		-		63
Other, net	(2,819)	(69)	-		-		(2,888)
Total other income (expense)	(4,324)	(67)	-		37		(4,354)
Income (loss) before income taxes	3,331	(3,841)	-		1,749		1,239
Income tax expense	43	-			-		43
Net income (loss)	$3,288	$(3,841)	$-		$1,749		$1,196

Net income (loss) per share - basic	$0.06						$0.02

Weighted average number of common shares outstanding - basic	56,291,586				3,942,732	(Y)	60,234,318

Net income (loss) per share - diluted	$0.06						$0.02
Weighted average number of common shares outstanding - diluted	57,513,818				3,942,732	(Y)	61,456,550

Merge Healthcare Incorporated
Unaudited Pro Forma Condensed Consolidated Statement of Operations
For the Year Ended December 31, 2008
(In thousands except for share data)

	Historical
	Merge	Historical			Pro Forma		Pro Forma
	Healthcare	etrials	Reclassifications		Adjustments		Combined
			(Note 3)		(Note 3)
Net sales:
Software and other	$27,561	$-	$-		$-		$27,561
Services and maintenance	29,174	16,242	-		-		45,416
Total net sales	56,735	16,242	-		-		72,977
Cost of sales:
Software and other	5,121	-	-		-		5,121
Services and maintenance	11,672	11,022	-		(20	) (V)	22,674
Amortization and impairment	3,279	-	283	(E)	217	(U)	3,779
Total cost of sales	20,072	11,022	283		197		31,574
Gross margin	36,663	5,220	(283)		(197)		41,403
Operating costs and expenses:
Sales and marketing	9,313	4,736	(162	)(E)	(66	) (V)	13,821
Product research and development	13,240	2,102	(375	)(E)	(17	) (V)	14,950
General and administrative	20,461	6,385	(84	)(E)	(1,255	) (V)	25,507
Goodwill and trade name impairment, restructuring and other expenses	11,816	8,011	-		-		19,827
Depreciation, amortization and impairment	3,530	-	338	(E)	30	(W)	3,898
Total operating costs and expenses	58,360	21,234	(283)		(1,308)		78,003
Operating income (loss)	(21,697)	(16,014)	-		1,111		(36,600)
Other income (expense):
Interest expense	(1,750)	(120)	-		120	(X)	(1,750)
Interest income	268	350	-		-		618
Other, net	(564)	(33)	-		-		(597)
Total other income (expense)	(2,046)	197	-		120		(1,729)
Income (loss) before income taxes	(23,743)	(15,817)	-		1,231		(38,329)
Income tax expense	(60)	-	-		-		(60)
Net income (loss)	$(23,683)	$(15,817)	$-		$1,231		$(38,269)

Net income (loss) per share - basic	$(0.51)						$(0.76)

Weighted average number of common shares outstanding - basic	46,717,546				3,942,732	(Y)	50,660,278

Net income (loss) per share - diluted	$(0.51)						$(0.76)
Weighted average number of common shares outstanding - diluted	46,717,546				3,942,732	(Y)	50,660,278

Note 1.   Basis of Pro Forma Presentation

The unaudited pro forma condensed consolidated financial statements are based on the historical financial statements of Merge Healthcare and etrials after giving effect to the cash paid and the stock issued by Merge Healthcare to consummate the etrials acquisition, as well as certain reclassifications and pro forma adjustments.

The unaudited pro forma condensed consolidated balance sheet assumes that the acquisition of etrials occurred on June 30, 2009.  The pro forma condensed consolidated balance sheet combines the historical balances of Merge Healthcare and etrials as of June 30, 2009, plus reclassifications and pro forma adjustments.

The unaudited pro forma condensed consolidated statements of operations assume that the acquisition of etrials occurred on January 1, 2008.  The pro forma condensed consolidated statements of operations combine the historical results of Merge Healthcare and etrials for the year ended December 31, 2008 and for the six months ended June 30, 2009, respectively, plus reclassifications and pro forma adjustments.

The unaudited pro forma condensed consolidated financial statements assume that the acquisition is accounted for using the acquisition method of accounting for business combinations in accordance with the Financial Accounting Standards Board Statement of Financial Accounting Standard No. 141(R) and represents the current pro forma information based upon available information of the combining companies’ results of operations during the periods presented.  As of the date of this document, Merge Healthcare has not completed the detailed valuation studies necessary to arrive at the required estimates of the fair market value of the assets of etrials to be acquired and liabilities to be assumed and the related allocations of the purchase price, nor has it identified all the adjustments necessary to conform the information of etrials to Merge Healthcare’s accounting policies.  However, Merge Healthcare has made certain adjustments to the historical book values of the assets and liabilities of etrials, based on currently available information, to reflect certain preliminary estimates of the fair values, in preparing unaudited pro forma condensed consolidated financial data.  The preliminary PPA assigns values to certain identifiable intangible assets, including customer relationships, and core technology.  Actual results may differ from this unaudited pro forma condensed consolidated information once Merge Healthcare has determined the final purchase price for etrials, completed the detailed valuation studies necessary to finalize the required final PPA, and identified any necessary conforming accounting policy changes for etrials.  Accordingly, the final PPA, which will or may be determined subsequent to the closing of the Merger, and their effects on the results of operations, may differ materially from the preliminary PPA and the unaudited pro forma combined amounts presented herein.

The unaudited pro forma condensed consolidated financial data are presented for informational purposes only and are not necessarily indicative of the results of operations or financial position for future periods or the results that actually would have been realized had the acquisition described above been consummated as of June 30, 2009 (for the pro forma balance sheet) or January 1, 2008 (for the pro forma statements of operations).

Note 2.   Purchase Price and Preliminary Purchase Price Allocation

The total purchase price paid as consideration for all outstanding shares was $25,078 (as further detailed below), and includes the cash and stock consideration paid to etrials restricted stock award holders as well as option holders with vested in-the-money shares that elected to exercise such options with a “cashless” exercise prior to the Offer close, and, therefore, received the merger consideration.

The purchase price (based upon Merge Healthcare’s closing share price of $4.04 as of July 20, 2009) is approximately $25,078 and is comprised of:

Cash consideration paid at $0.80 per etrials share.	$9,149
Share consideration based on issuance of 3,942,732 shares of Merge Healthcare Common Stock	15,929
Preliminary purchase price	$25,078

The purchase price will be allocated to tangible and identifiable intangible assets of etrials acquired and liabilities assumed, based on their estimated fair values as of July 20, 2009 (the acquisition date).  The excess of the purchase price over the net tangible and identifiable intangible assets will be recorded as goodwill.  Based upon a preliminary valuation, the preliminary purchase price would be allocated as follows:

Current assets	$9,531
Non-current assets	1,364
Intangible assets	3,800
Goodwill	16,336
Total assets acquired	31,031
Liabilities assumed	(5,953)
Net assets acquired	$25,078

The preliminary allocation of the purchase price is based upon management’s estimates.  These estimates and assumptions are subject to change upon final valuation.

Deferred Revenues:  For the purpose of these pro forma condensed consolidated statements only, the carrying value of deferred revenue has been assumed to approximate its fair value, primarily due to the fact that customers of etrials generally have the ability to terminate contracts on 30 days notice to etrials.  Therefore, the pro forma condensed consolidated balance sheet and statements of operations do not reflect the adverse impact on deferred revenue and revenue that will occur as a result of any potential reduction in deferred revenue on the opening balance sheet pursuant to final valuation of deferred revenue.

Cash and other net tangible assets/liabilities:  Cash and other net tangible assets were recorded at their respective carrying amounts and, for the purpose of these unaudited pro forma condensed consolidated statements only, the carrying value of these assets/liabilities has been assumed to approximate their fair values and should be treated as preliminary values.

Goodwill:  Goodwill represents the excess of the preliminary purchase price over the estimated fair value of tangible and identifiable intangible assets acquired.  Goodwill includes amounts assignable to acquired workforce which are also intangible assets not subject to amortization.

Trade names:  Trade names represent the fair value of marketing-related acquired assets.  Trade names are classified as intangible assets not subject to amortization.

In-Progress Research and Development:  In-progress R&D costs are capitalized developed software costs for products that have not reached technological feasibility.  These costs are not currently subject to amortization.

Identifiable intangible assets subject to amortization:  Identifiable intangible assets acquired include developed software and customer relationships.  Developed software is comprised of products that have reached technological feasibility.  Customer relationships represent the underlying relationships and agreements with customers of etrials.

The fair value of intangible assets is based on management’s preliminary valuation, and is subject to change based on review by independent valuation professionals.  Estimated useful lives for the purposes of these pro forma statements are based on historical experience.

Total Consideration	$25,078
Allocation of purchase price:
Current assets	9,531
Non-current assets	1,364
Liabilities assumed	(4,623)
Unallocated purchase price	$18,806

Preliminary allocation to identified intangibles and goodwill:
Proprietary Technology	2,500
In-Progress R&D	600
Customer Relationships	150
Trade Names	550
Deferred Tax Liability	(1,330)
Goodwill (including acquired workforce)	16,336
$18,806

Deferred Tax Balances:  As of December 31, 2008 etrials had deferred tax assets that were subject to a full valuation allowance, including deferred tax assets relating to domestic federal net operating loss (NOL) carryforwards of approximately $14,000.  Internal Revenue Code Section 382 imposes substantial restrictions on the utilization of these NOLs in the event of an “ownership change” of the corporation.  Merge Healthcare has currently not assessed its ability to utilize these tax attributes prior to their expiration.  For the purposes of these pro forma statements, the deferred tax liability arising from the acquisition of identifiable intangible assets has been estimated using a statutory tax rate of 35%.  The final valuation of the deferred tax assets is expected to have a material impact on the preliminary PPA and may result in a material change in the above indicated amount of goodwill.

Pre-acquisition contingencies:  Merge Healthcare has currently not identified any pre-acquisition contingencies where a liability is probable and the amount of the liability can be reasonably estimated.  If information becomes available prior to the end of the purchase price measurement period, which would indicate that a liability which existed at the acquisition date is probable and the amount can be reasonably estimated, such items will be included in the purchase price allocation and result in additional goodwill.

Note 3.   Reclassifications and Pro Forma Adjustments

The following reclassifications have been reflected in the unaudited pro forma condensed consolidated financial statements:

(A)	To reclassify etrials unbilled accounts receivable to other assets to conform to Merge Healthcare’s presentation.

(B)	To reclassify etrials capitalized internal software development costs to conform to Merge Healthcare’s presentation.

(C)	To adjust etrials presentation of amortization and depreciation to conform to Merge Healthcare's presentation for the period presented:

For the Six Months Ended June 30, 2009
Cost of sales:
Software and other	$-
Services and maintenance	-
Amortization	122
Total cost of sales	122
Gross margin	(122)
Operating costs and expenses:
Sales and marketing	(63)
Product research and development	(188)
General and administrative	(37)
Restructuring and other expenses	-
Depreciation and amortization	166
Total operating costs and expenses	$(122)

(D)	To adjust etrials presentation of acquisition-related expenses to conform to Merge Healthcare's presentation for the period presented.

(E)	To adjust etrials presentation of amortization and depreciation to conform to Merge Healthcare’s presentation for the period presented:

For the Year Ended December 31, 2008
Cost of sales:
Software and other	$-
Services and maintenance	-
Amortization	283
Total cost of sales	283
Gross margin	(283)
Operating costs and expenses:
Sales and marketing	(162)
Product research and development	(375)
General and administrative	(84)
Goodwill and trade name impairment, restructuring and other expenses	-
Depreciation and amortization	338
Total operating costs and expenses	$(283)

The following adjustments have been reflected in the unaudited pro forma condensed consolidated balance sheet:

(F)
Represents the total cash consideration paid by Merge Healthcare upon the consummation of the acquisition to the stockholders of etrials, the repayment of the short term borrowings of etrials per the change of control provisions contained in the loan and line of credit agreements, and the payment of non-recurring acquisition-related transaction costs outstanding as of June 30, 2009:

Cash consideration paid by Merge Healthcare per the acquisition agreement	$(9,149)
Repayment of loans and line of credit of etrials	(1,791)
Estimated remaining non-recurring acquisition-related expenses	(1,000)
$(11,940)

(G)	To record the preliminary valuation of purchased and developed software related to the acquisition of etrials:

Proprietary Technology	$2,500
In-Progress R&D	600
Elimination of historical capitalized software development costs of etrials	(621)
$2,479

(H)	To record the preliminary valuation of customer relationships.

(I)	To record the preliminary valuation of goodwill.

(J)	To record the preliminary valuation of trade names related to the acquisition of etrials.

(K)	To record repayment of the borrowings of etrials based on terms of the line of credit and loan agreements.

(L)	To record the estimated deferred tax liability on identified intangible assets at a statutory tax rate of 35%.

(M)	To record the Merge Healthcare common stock issued as part of the acquisition consideration, and to eliminate the common stock of etrials:

To record the issuance of 3,942,732 Merge Healthcare shares in connection with the acquisition	$39
To eliminate the common stock of etrials	(1)
$38

(N)	To record the additional paid-in capital (“APIC”) related to the Merge Healthcare common stock issued as part of the acquisition consideration, and to eliminate the APIC of etrials:

To record the APIC related to the issuance of 3,942,732 Merge Healthcare shares in connection with the acquisition as of June 30, 2009	15,890
To eliminate the historical APIC of etrials in connection with the acquisition as of June 30, 2009	(56,441)
(40,551)

(O)	To record the elimination of the accumulated deficit of etrials and record Merge Healthcare’s estimated non-recurring acquisition-related transaction costs:

To eliminate the accumulated deficit of etrials	49,549
Estimated acquisition-related transaction costs	(1,000)
48,549

The following adjustments have been reflected in the unaudited pro forma condensed consolidated statement of operations for the six months ended June 30, 2009:

(P)	To record elimination of stock-based compensation expense as the outstanding options and restricted stock awards of etrials fully vest and are paid out in connection with the business combination.

(Q)
To record amortization relating to the purchased and developed software recognized at the time of the acquisition of etrials and to eliminate the historical amortization by etrials of developed software:

To eliminate the historical intangible asset amortization of etrials	$(122)
Amortization of acquired intangible assets relating to etrials acquisition	250
$128

(R)	To record the elimination of non-recurring acquisition-related expenses.

(S)
To record amortization relating to the customer relationships recognized at the time of the acquisition of etrials.  The useful lives of the acquired technology-based and acquired customer-based intangible assets have been estimated to be five years each.  These are being amortized on a straight line basis, which is consistent with Merge Healthcare’s historical treatment of such assets.

(T)
To record the elimination of etrials interest expense as a result of the repayment of the short term borrowings of etrials per the change of control provisions contained in the loan and line of credit agreements.

The following adjustments have been reflected in the unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 2008:

(U)
To record amortization relating to the purchased and developed software recognized at the time of the acquisition of etrials and to eliminate the historical amortization by etrials of developed software:

To eliminate the historical intangible asset amortization of etrials	$(283)
Amortization of acquired intangible assets relating to etrials acquisition	500
$217

(V)	To record elimination of stock-based compensation expense as the outstanding options and restricted stock awards of etrials fully vest and are paid out in connection with the business combination.

(W)
To record amortization relating to the customer relationships recognized at the time of the acquisition of etrials.  The useful lives of the acquired technology-based and acquired customer-based intangible assets have been estimated to be five years each.  These are being amortized on a straight line basis, which is consistent with Merge Healthcare’s historical treatment of such assets.

(X)
To record the elimination of etrials interest expense as a result of the repayment of the short term borrowings of etrials per the change of control provisions contained in the loan and line of credit agreements.

The following adjustment is reflected in the unaudited pro forma condensed consolidated statements of operations for the six months ended June 30, 2009 and the year ended December 31, 2008:

(Y)	To record the issuance of Merge Healthcare common stock in connection with the acquisition and assumes such shares are outstanding during the period presented.